Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke
Director, Investor Relations
(281) 492-5370
DIAMOND OFFSHORE ANNOUNCES
FIRST QUARTER 2011 RESULTS
Houston, Texas, April 21, 2011 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the first quarter of 2011 of $250.6 million, or $1.80 per share on a diluted basis, compared with net income of $290.9 million, or $2.09 per share on a diluted basis, in the same period a year earlier. Revenues in the first quarter of 2011 were $806.4 million, compared with revenues of $859.7 million for the first quarter of 2010.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Additional information on Diamond Offshore and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its first quarter 2011 earnings release conference call. The live broadcast of our quarterly conference call will be available online at www.diamondoffshore.com on April 21, 2011 beginning at 9:00 a.m. Central Daylight Time. The online replay will follow immediately and continue for the remainder of the calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website www.diamondoffshore.com. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Contract drilling	$788,873	$844,438
Revenues related to reimbursable expenses	17,516	15,243

Total revenues	806,389	859,681

Operating expenses:
Contract drilling, excluding depreciation	362,364	306,227
Reimbursable expenses	16,950	14,705
Depreciation	101,173	97,402
General and administrative	17,725	16,654
Bad debt recovery	(8,447)	(1,100)
Gain on disposition of assets	(2,641)	(884)

Total operating expenses	487,124	433,004

Operating income	319,265	426,677

Other income (expense):
Interest income	450	1,282
Interest expense	(22,044)	(22,321)
Foreign currency transaction gain (loss)	(1,606)	461
Other, net	784	(87)

Income before income tax expense	296,849	406,012

Income tax expense	(46,237)	(115,159)

Net income	$250,612	$290,853

Earnings per share:
Basic	$1.80	$2.09

Diluted	$1.80	$2.09

Weighted average shares outstanding:
Shares of common stock	139,027	139,026
Dilutive potential shares of common stock	26	103

Total weighted average shares outstanding	139,053	139,129

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2011	2010
REVENUES
High Specification Floaters	$361,066	$383,788
Intermediate Semisubmersibles	379,499	380,701
Jack-ups	48,218	79,949
Other	90	—

Total Contract Drilling Revenue	$788,873	$844,438

Revenues Related to Reimbursable Expenses	$17,516	$15,243

CONTRACT DRILLING EXPENSE
High Specification Floaters	$181,037	$109,155
Intermediate Semisubmersibles	137,737	138,599
Jack-ups	42,100	53,628
Other	1,490	4,845

Total Contract Drilling Expense	$362,364	$306,227

Reimbursable Expenses	$16,950	$14,705

OPERATING INCOME
High Specification Floaters	$180,029	$274,633
Intermediate Semisubmersibles	241,762	242,102
Jack-ups	6,118	26,321
Other	(1,400)	(4,845)
Reimbursable expenses, net	566	538
Depreciation	(101,173)	(97,402)
General and administrative expense	(17,725)	(16,654)
Bad debt recovery	8,447	1,100
Gain on disposition of assets	2,641	884

Total Operating Income	$319,265	$426,677

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$493,221	$464,393
Marketable securities	500,564	612,346
Accounts receivable, net of allowance for doubtful accounts	550,750	609,606
Prepaid expenses and other current assets	159,602	177,153

Total current assets	1,704,137	1,863,498
Drilling and other property and equipment, net of
accumulated depreciation	4,225,999	4,283,792
Long-term receivable	15,003	35,361
Other assets	666,764	544,333

Total assets	$6,611,903	$6,726,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$392,522	$626,288
Long-term debt	1,495,650	1,495,593
Deferred tax liability	528,164	542,258
Other liabilities	203,022	201,133
Stockholders’ equity	3,992,545	3,861,712

Total liabilities and stockholders’ equity	$6,611,903	$6,726,984

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	First Quarter		Fourth Quarter		First Quarter
	2011		2010		2010
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
			(Dayrate in thousands)
High Specification Floaters	$339	81%	$357	79%	$400	79%
Intermediate Semis	$273	80%	$281	79%	$276	78%
Jack-ups	$82	47%	$82	43%	$100	63%